SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549


FORM  8 - K

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934


Date of Report: February 21, 1996

Commission File Number: 1-9383

WESTAMERICA BANCORPORATION
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(Exact name of registrant as specified in its charter)

CALIFORNIA
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(State of incorporation)

94-2156203
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(I.R.S. Employer Identification Number)

1108 FIFTH AVENUE, SAN RAFAEL, CALIFORNIA 94901
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(Address of principal executive offices and zip code)

(415) 257-8000
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(Registrant's area code and telephone number)



Item 5. Other Events

  On January 25, 1996, the Board of Directors of Westamerica Bancorporation ("the Company"), parent company of Westamerica Bank, Napa Valley Bank and Bank of Lake County, authorized a stock repurchase program under which the Company will begin purchasing up to an aggregate of 500,000 shares of the outstanding shares of its Common Stock. Under the open-ended program, the Company could purchase shares of its Common Stock from time to time through open market and privately negotiated transactions, at prices deemed appropriate by management. The Company's strong capital position and healthy profitability contributed to the initiation of this new program, which is being implemented to optimize the use of equity capital by focusing on shareholder returns.
  The Company operates as a multi-bank holding company with 55 branches in 12 Northern California counties. At December 31, 1995, total assets were $2.5 billion and shareholders' equity was $223.9 million. Total shares outstanding were 9.8 million at year-end 1995.



Item 7: Financial Statements and Exhibits

(c) Exhibits. The following is furnished in accordance with the provisions of Item 601 of Regulation S-K.

(99.1) Press release dated February 21, 1996


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Westamerica Bancorporation

/s/ Dennis R. Hansen
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Dennis R. Hansen
Senior Vice President and Controller

Date: February 21, 1996


INDEX TO EXHIBITS
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                                             Sequentially
Exhibit No.       Description                Numbered Page
----------        -----------                -----------
  (99.1)          Press release dated              3
                  February 21, 1996